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                                                                 Exhibit 24

                                  POWER OF ATTORNEY
                                 (Regarding Form S-8)

     The undersigned, as a director of Great Lakes REIT, Inc. (the "Company"), does hereby constitute and appoint Richard A. May, Richard L. Rasley and James Hicks, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Company's Registration Statement on Form S-8 and any and all amendments (including post-effective amendments) hereto, and to file the same, with exhibits and schedules thereto, and other documents therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact, or his substitute, may lawfully do or cause to be done by virtue hereof.

     This Power of Attorney has been signed below by the following persons as of the 4th day of May, 1998.

/s/ James J. Brinkerhoff
------------------------
James J. Brinkerhoff

/s/ Daniel E. Josephs
------------------------
Daniel E. Josephs

/s/ Daniel P. Kearney
------------------------
Daniel P. Kearney

/s/ Edward Lowenthal
------------------------
Edward Lowenthal

/s/ Donald E. Phillips
------------------------
Donald E. Phillips

/s/ Walter H. Teninga
------------------------
Walter H. Teninga